UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2000

FUSION NETWORKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23900	51-0393382
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

8115 N.W. 29th Street, Miami, Florida 33122
(Address of principal executive offices)(Zip Code)

(305) 477-6701
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

This amended Form 8-K relates to the transaction on November 9, 2000 pursuant to which Fusion Networks Holdings, Inc. ("FNHI" or the "Company") completed the acquisition of Visualcom, Inc. ("Visualcom"). As permitted, the original Form 8-K omitted the financial statements of Visualcom and pro forma financial statements required by Form 8-K. This amendment is filed to provide the required financial statements and pro forma financial statements.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired

                  Visualcom, Inc.

                  Independent Auditor's Report............................................................      F-1
                  Consolidated Balance Sheets - December 31, 1998 and1999
                    and September 30, 2000 (unaudited)....................................................      F-2
                  Consolidated Statement of Operations for the Years Ended
                     December 31, 1998 and 1999 and for the Nine Months
                     Ended September 30, 2000 (unaudited).................................................      F-3
                  Consolidated Statement of Cash Flows for the Years Ended
                     December 31, 1998 and 1999 and for the Nine Months
                     Ended September 30, 2000 (unaudited).................................................      F-4
                  Consolidated Statement of Stockholders' Equity for the
                     Years Ended December 31, 1998 and 1999 and for the
                     Nine Months Ended September 30, 2000 (unaudited).....................................      F-6
                  Notes to Consolidated Financial Statements..............................................      F-7

         (b)      Pro Forma Financial Information

                  Summary Unaudited Pro Forma Consolidated Financial Data.................................     F-17
                  Pro Forma Consolidated Balance Sheet - September 30, 2000...............................     F-18
                  Pro Forma Consolidated Statement of Operations for the Year
                      Ended December 31, 1999 and for the Nine Months Ended
                      September 30, 2000..................................................................     F-19
                  Notes to Pro Forma Consolidated Financial Data..........................................     F-20

         (c)      Exhibits

                  None
2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FUSION NETWORKS HOLDINGS, INC.

Dated: December 5, 2000           By: /s/ Gary M. Goldfarb
                                      Gary M. Goldfarb
                                      President

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of
Visualcom, Inc.
Miami, Florida 33122

We have audited the accompanying consolidated balance sheets of Visualcom, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visualcom, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

SAMUEL KLEIN AND COMPANY

Newark, New Jersey
December 7, 2000

                                 VISUALCOM,INC. AND SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEETS

                                                         December 31,
ASSETS                                              1998              1999         September 30, 2000
                                                   -------           -------      --------------------
                                                                                      (Unaudited)
Current Assets:
  Cash and cash equivalents                      $   20,683        $    63,567        $  54,425
  Accounts receivable, net                            -                 68,321          166,580
  Unbilled revenue                                    -                 11,061           23,847
  Due from employees                                  -                  1,500               25
  Prepaid taxes                                       -                 12,446           30,083
  Prepaid expenses                                    -                  9,267
  Deferred expenses                                   -                 42,625           80,620
                                                 -----------       ------------       ----------
          Total Current Assets                       20,683            208,787          355,580
                                                 -----------       ------------       ----------

Property and Equipment, Net                           6,634            129,107           95,142
                                                 -----------       ------------       ----------

Other Assets:
    Security deposits                                 -                 28,277            2,420
    Consultant loans                                  -                  6,591                -
                                                 -----------       ------------       ----------
          Total Other Assets                          -                 34,868            2,420
                                                 -----------       ------------       ----------

                                                 $   27,317        $   372,762        $ 453,142
                                                 ===========       ============       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                               $    -            $   526,959        $ 627,355
  Accrued expenses                                    -                  7,723           42,089
  Accrued interest payable                            -                 11,616           12,945
  Due to officers and employees                     137,014              2,789              317
  Taxes payable                                      10,023             20,562           23,902
  Deferred revenues                                   -                 16,100          215,858
  Current portion of corporate loans
    payable                                           -                644,400          588,306
  Other                                               -                  3,423                -
                                                 -----------       ------------       ----------
          Total Current Liabilities                 147,037          1,233,572        1,510,772
                                                 -----------       ------------       ----------

Corporate Loans Payable - Long-Term                   -                 40,000                -
                                                 -----------       ------------       ----------

Stockholders' Equity (Deficit):
  Preferred stock - series A - authorized 10,000,000
    shares $.01 par value, issued and outstanding     -                  -               56,115
    5,611,552 shares
  Paid-in capital - preferred stock - series A        -                  -            2,144,933
  Common stock, authorized 30,000,000 shares, $.01
    par value, issued and oustanding 2,500,000 at
    December 31, 1998, 4,240,000 at December
    31, 1999 and 3,823,952 at September 30, 2000     25,000             42,400           38,240
  Paid-in capital - common stock                    220,000          1,333,700          898,052
  Paid-in capital - common stock options              -                 12,500           12,500
  Retained earnings (accumulated deficit)          (364,720)        (2,288,730)      (4,206,048)
  Unrealized foreign exchange loss                    -                   (680)          (1,422)
                                                 -----------       ------------       -----------
          Total Stockholders' Equity (Deficit)     (119,720)          (900,810)      (1,057,630)
                                                 -----------       ------------       -----------

                                                 $   27,317        $   372,762        $  453,142
                                                 ===========       ============       ===========

____________________

The accompanying notes are an integral part of these consolidated financial statements.

                                 VISUALCOM.INC. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      For the
                                               For the Years Ended                  Nine Months
                                                  December 31,                        Ended
                                            1998                 1999           September 30, 2000
                                           ------               -------         -------------------
                                                                                    (Unaudited)

Revenues from Operations                 $   197,964         $    795,848         $   1,367,811
                                         ------------        -------------        --------------

Costs and Expenses:
  General and administrative expenses        442,306            2,321,517             2,824,634
  Marketing and advertising expenses           7,508              338,402               308,322
  Market research and development              5,250               42,822                73,473
  Depreciation expense                         1,206                6,333                18,376
                                         ------------        -------------        --------------
     Total Costs and Expenses                456,270            2,709,074             3,224,805
                                         ------------        -------------        --------------

Net Loss from Operations                    (258,306)          (1,913,226)           (1,856,994)
                                         ------------        -------------        --------------

Other Income/(Expenses):
  Other expenses/interest expense             (5,285)             (23,315)              (49,751)
  Loss on sale of assets                       -                   -                    (12,610)
  Other income                                   488               16,066                 4,985
                                         ------------        -------------        --------------
          Total Other Income/(Expenses)       (4,797)              (7,249)              (57,376)
                                         ------------        -------------        --------------

Net Loss before Income Taxes                (263,103)          (1,920,475)           (1,914,370)

Provision for Income Taxes                     -                    3,535                 2,948
                                         ------------        -------------        --------------

Net Loss                                 $  (263,103)        $ (1,924,010)        $  (1,917,318)
                                         ============        =============        ==============

____________________

The accompanying notes are an integral part of these consolidated financial statements.

                          VISUALCOM.INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  For the Years Ended                  For the
                                                      December 31,                 Nine Months Ended
                                                1998               1999           September 30, 2000
                                               ------             ------          -------------------
                                                                                     (Unaudited)
Cash Flows from Operating Activities:
  Net loss                                   $ (263,103)       $ (1,924,010)       $   (1,917,318)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                1,206               6,333                18,376
      Loss on sale of assets                      -                  -                     12,610

    Decrease (Increase) In:
      Accounts receivable                         -                 (68,321)              (98,259)
      Loans receivable                            -                  (6,591)                6,591
      Unbilled revenue                            -                 (11,061)              (12,786)
      Due from employees                          -                  (1,500)                1,475
      Prepaid taxes                               -                 (12,446)              (17,637)
      Security deposits                           -                 (28,277)               25,857
      Prepaid expenses                            -                  (9,267)                9,267
      Deferred expenses                           -                 (42,625)              (37,995)

    Increase (Decrease) In:
      Accounts payable                            -                 526,959               100,396
      Accrued expenses                            -                   7,723                34,366
      Accrued interest payable                    -                  11,616                 1,329
      Due from officers and employees           133,740            (134,225)               (2,472)
      Taxes payable                              10,023              10,539                 3,340
      Deferred revenue                            -                  16,100               199,758
      Other payables                              -                   3,423                (3,423)
                                             -----------       -------------         --------------
          Net cash used in operating activities(118,134)         (1,655,630)           (1,676,525)
                                             -----------       -------------         --------------

Cash Flows from Investing Activities:
    Acquisition of property and equipment        (7,840)           (128,806)              (19,780)
                                             -----------       -------------         --------------
          Net cash used in investing activities  (7,840)           (128,806)              (19,780)
                                             -----------       -------------         --------------

Cash Flows from Financing Activities:
  Proceeds from loans payable                     -                 684,400                     -
  Proceeds from sale of assets                    -                  -                     22,759
  Payment of loans payable                        -                  -                    (96,094)
  Proceeds from sale of preferred stock           -                  -                  1,690,000
  Proceeds from sale of common stock            144,090           1,143,600                71,240
                                             -----------       -------------          -------------
          Net cash provided from financing
            activities                          144,090           1,828,000             1,687,905
                                             -----------       -------------          -------------

Effect of Exchange Rate Changes on Cash           -                    (680)                 (742)
                                             -----------       -------------          -------------

Net Increase (Decrease) in Cash and
  Cash Equivalents (Carried Forward)             18,116              42,884                (9,142)

                           VISUALCOM.INC. AND SUBSIDIARIES

                                     STATEMENTS OF CASH FLOWS

                                                  For the Years Ended                  For the
                                                      December 31,                 Nine Months Ended
                                                1998               1999           September 30, 2000
                                              ---------         -----------       -------------------
                                                                                     (Unaudited)
Net Increase (Decrease) in Cash and
  Cash Equivalents (Brought Forward)         $   18,116        $     42,884        $   (9,142)

Cash and Cash Equivalents,
  beginning of period                             2,567              20,683            63,567
                                             -----------       -------------         -----------

Cash and Cash Equivalents,
  end of period                              $   20,683        $     63,567        $   54,425
                                             ===========       =============         ===========

Supplemental Disclosures of Cash Flow
  Information:
    Cash paid during the period for:
      Interest                               $    5,285        $     23,315        $  49,751
                                             ===========       =============         ===========
      Taxes                                  $    -            $     -             $       -
                                             ===========       =============         ===========

Supplemental Disclosure of Noncash
  Investing and Financing Activities:
    Conversion of common stock
      to preferred stock                                                           $ 511,048
                                                                                     ===========

____________________

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                   VISUALCOM, INC.

                                                                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
                                                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)

                                                        Common Stock                             Preferred Stock Series A
                                           ----------------------------------------      ------------------------------------------
                                               $.01 Par Value                                 $.01 Par Value           Additional                                            Total
                                           ------------------------                      --------------------------
                                           Number of                     Paid-In         Number of                       Paid-In         Accumulated                      Stockholders'
                                              Shares      Amount           Capital          Shares        Amount          Capital             Deficit       Other              Equity

Balances, January 1, 1998                  2,355,900     $  23,559      $   77,351           -          $    -         $     -           $  (263,103)      $   -          $   (162,193)
                                                                                                                                                                                     0
Issuance of Common Stock During 1998        144,100          1,441         142,649           -               -               -                 -               -               144,090

Net Loss for the Year Ended                                                                                                                                                          0
  December 31, 1998                           -               -              -               -               -               -              (101,617)          -              (101,617)
                                           ---------     ----------     -----------      -----------    -----------    ------------      ------------      ---------      -------------
                                                                                                                                                                                     0
Balances, December 31, 1998                2,500,000        25,000         220,000           -               -               -              (364,720)          -              (119,720)
                                                                                                                                                                                     0
Issuance of Common Stock During 1999       1,740,000        17,400        1,113,700          -               -               -                 -               -             1,131,100
                                                                                                                                                                                     0
Foreign Currency Translation Adjustment       -               -              -               -               -               -                 -               (680)              (680)
                                                                                                                                                                                     0
Paid-In Capital - Common Stock Options        -               -              -               -               -               -                 -             12,500             12,500
                                                                                                                                                                                     0
Net Loss for the Year Ended                                                                                                                                                          0
  December 31, 1999                           -               -              -               -               -               -             (1,924,010)         -            (1,924,010)
                                           ---------     ----------     -----------      -----------    -----------    ------------      ------------      ---------      -------------
                                                                                                                                                                                     0
Balances December 31, 1999                 4,240,000        42,400        1,333,700          -               -               -             (2,288,730)       11,820           (900,810)
                                                                                                                                                                                     0
Issuance of Common Stock for the Nine                                                                                                                                                0
  Months Ended September 30, 2000           694,000          6,940           64,300          -               -               -                 -               -                71,240
                                                                                                                                                                                     0
Conversion of Common Stock to                                                                                                                                                        0
  Preferred Stock Series A               (1,110,048)       (11,100)        (499,948)      1,366,100         13,661         497,387             -               -                     0
                                                                                                                                                                                     0
Issuance of Preferred Stock Series A for
  the Nine Months Ended September 30, 2000    -               -              -            4,245,452         42,454       1,647,546             -               -             1,690,000

Foreign Currency Translation Adjustment       -               -              -               -               -               -                 -               (742)              (742)
                                                                                                                                                                                     0
Net Loss for the Nine Months Ended                                                                                                                                                   0
  September 30, 2000                          -               -              -               -               -               -             (1,917,318)         -            (1,917,318)
                                           ---------     ----------     -----------      -----------    -----------    ------------      ------------      ---------      -------------
                                                                                                                                                                                     0
Balances September 30, 2000               3,823,952     $  38,240      $   898,052        5,611,552     $   56,115     $ 2,144,933       $ (4,206,048)     $ 11,078       $ (1,057,630)
                                           =========     ==========     ===========      ===========    ===========    ============      ============      =========      =============
____________________
The accompanying notes are an integral part of these consolidated financial statements.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company
----------------

Visualcom, Inc. (the “Company”) was incorporated under the laws of the State of Florida on October 8, 1995. The Company is an internet consulting company whose areas of specialized consulting and implementation include strategic consulting, I-business solutions, internet marketing and internet wireless for mainly Latin-American companies.

On August 26, 1999 the company formed a Mexican subsidiary, Visualcom Mexico, S.A. deC.V. in which they own 98% of the outstanding common stock. On October 29, 1999 the Company formed a Brazilian subsidiary, Visualcom Do Brasil Ltda., in which they own 99.97% of the outstanding common stock. These companies are to conduct the Company’s business within their respected markets.

Principles of Consolidation
-------------------------------

The accompanying consolidated financial statements as of September 30, 2000 and December 31, 1999 and 1998 and for the periods then ended consolidate the accounts of the parent company and subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-----------------------------

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Use of Management's Estimates
--------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
--------------------------

Property and equipment are recorded at cost and are depreciated for financial accounting purposes on the straight-line method over their respective estimated useful lives. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Depreciation of leased equipment under capital leases is included in depreciation.

Product Development
-----------------------

Costs incurred in conjunction with the development of new products are charged to expense as incurred. Material software development costs subsequent to the establishment of technological feasibility will be capitalized. Based upon the Company’s product development process, technological feasibility is established upon the completion of a working model. To date attainment of technological feasibility and general release to customers have substantially coincided.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
----------------------------------

The Company adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of”. SFAS 121 requires that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted pre-tax cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value or discounted pre-tax cash flow value would be required.

Revenue Recognition
----------------------

The Company’s revenues are derived principally from the sale of Internet Application Servers (Software tools) which are software applications that enable business to conduct commerce and any type of transaction online. Additional revenues will be derived from actual implementations of these software platforms. These revenues are recognized as earned once the related activities have been performed and delivered. The Company also recognizes revenue from their services in barter transactions that are recorded at the fair value of the goods or services surrendered or received, whichever is more readily determinable in the circumstances, but only when the Company has established a historical practice of receiving or paying cash for similar transactions.

Unbilled revenue represents earned but unbilled revenue associated with the Company’s activities.

Deferred expenses represents costs incurred on uncompleted projects.

Comprehensive Income
------------------------

The Company adopted Statement of Financial Accounting Standards No. 130, (SFAS 130) “Reporting Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders’ equity. The adoption of SFAS 130 had minimal impact on total stockholders’ equity for the periods presented in these financial statements.

Advertising Costs
---------------------

Advertising expenditures relating to the marketing of the Company’s products and services are expensed in the period the advertising costs are incurred. Advertising costs for the nine months ended September 30, 2000 and for the years ended December 31, 1999 and 1998 were approximately $308,322, $338,000 and $8,000, respectively.

Concentrations of Credit Risk
--------------------------------

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains the majority of its cash and cash equivalents with one financial institution and this creates an inherent concentration of credit risk.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Translation of Foreign Currencies
-------------------------------------

Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the fiscal year end exchange rate. The related translation adjustments are required to be recorded as cumulative translation adjustments, a separate component of shareholders’ equity. Revenues and expenses are required to be translated using average exchange rates prevailing during the periods. Foreign currency transactions gains and losses, as well as translation adjustments for assets and liabilities of foreign operations where the functional currency is the dollar, are included in net income (loss). Foreign currency realized and unrealized gains and losses for the periods presented were not material.

Income Taxes
----------------

The Company follows Statement of Financial Accounting Standards No. 109, (SFAS 109) “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Start-Up Activities
-----------------------

The American Institute of Certified Public Accountants recently issued Statement of Position (“SOP”) 98-5, “Reporting the Costs of Start-Up Activities”. SOP 98-5 requires start-up costs, as defined, to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company expenses all start-up costs as incurred in accordance with this statement and therefore the issuance of SOP 98-5 had no material impact on the Company’s financial statements.

Accounting for Stock-Based Compensation
-------------------------------------------

Effective for the year ended December 31, 1999, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation”. As permitted under SFAS 123, the Company will apply accounting prescribed by Accounting Principle Board Opinion No. 25 (APB 25). Under APB 25, compensation expense is determined on the measurement date, that is, the first date on which both the number of shares the employee is entitled to receive and the exercise price, if any, are known. Compensation expense, if any, is the excess of the market price of the stock over the exercise price on the measurement date.

In accounting for options granted to persons other than employees (as defined under SFAS 123), the provisions under SFAS 123 were applied. According to SFAS 123, the fair value of these options was estimated at the grant date using the Black-Scholes option pricing model.

VISUALCOM, INC. and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

2. MANAGEMENT'S PLANS, FINANCIAL RESULTS AND LIQUIDITY

The Company has suffered recurring losses from operations and at December 31, 1999, the Company had a working capital deficit of approximately $1 million and a cash balance of approximately $20 thousand.

The Company requires substantial working capital to support their ongoing operations.

Operations have been historically funded through a combination of operating cash flows and term notes through the sale of equity securities and securities convertible into equity securities. The Company believes that their working capital, combined with the expected receipt of funds, is sufficient to meet their anticipated needs for at least the year 2000, including the performance of all existing contracts of the Company. However, as there is no assurance as to the timing or amount of the receipt of funds the Company may be required to seek new bank lines of credit or other financing in order to facilitate the performance of activities. While the Company is conducting ongoing discussions with various potential lenders with a view to establishing credit facilities, the Company presently has no commitments from any bank or other lender to provide financing if such financing becomes necessary to support operations. Other than funds provided by operations and the potential receipt of funds from the sale of equity or debt securities, and the loan proceeds to be provided as part of the business combination transaction described below in Note 8, the Company presently has no sources of financing or commitments to provide financing. However, management believes that the Company will be able to finance its anticipated needs for 2000.

In light of the company’s continued losses sustained during the first half of 2000 and the continued uncertainty effecting operations at the end of the second quarter of 2000, management has evaluated various options outside its traditional business to bring the Company to profitability and to increase shareholder value. Pursuant to those efforts, the Company entered into a letter of intent to be acquired by Fusion Networks Holdings, Inc. (“Fusion”) (See Note 8). Fusion, a newly formed company, is a leading provider of one-to-one internet marketing software, portal technology, applications and content designed to enable corporate customers to develop effective Spanish, English and Portuguese-related internet strategies. The proposed merger is subject to a number of conditions and the negotiation and execution of definitive documentation. There can be no assurance that the merger will be successfully implemented or that there will not be modifications to the merger terms.

The Company’s management believes its marketing experience, contacts and brand recognition within the Latin American market will prove an excellent complement to Fusion and its pool of software programmers. Fusion hopes to position itself to become the leading integrated e-services company, providing complete front-end architecture and back-end infrastructure solutions for companies in Latin America.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

3. FOREIGN OPERATIONS

The Company will be relying heavily on foreign Internet markets, primarily in Latin America, for its operations. The market for Internet services in Latin America is an unproven medium for advertising and other commercial services. In addition, there are several factors involved in increasing the use of the Internet in Latin America for commercial purposes which include security, reliability, cost, ease of development, administration and quality of service. In addition, the telecommunications structure in Latin America is not as well developed as in the United States or Europe. Access to the Internet requires a relatively advanced telecommunications infrastructure and continued development of the telecommunications infrastructure will have a substantial impact on the Company’s ability to deliver services and on the market acceptance of the Internet in Latin America in general. Social, political and economic conditions in Latin America could also have an effect on the Company’s operations. The volatility of these conditions could make it difficult for the Company to sustain their expected growth in revenues and earnings, which could have an adverse effect on their stock price. Currency exchange rates have also been somewhat volatile throughout Latin America and the economies of these areas have experienced significant economic downturns. Poor economic conditions in Latin American countries may cause the Company’s customers to reduce their advertising spending, which could have an adverse effect on the Company.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                  December 31,
                                                                 1998               1999         September 30, 2000
                                                                ------             ------        -------------------

              Equipment                                     $    1,500            $128,103             $110,201
              Furniture and fixtures                            14,670              16,846               18,593
              Leasehold Improvements                             6,340               6,340                6,340
                                                              --------            --------             --------
                                                                22,510             151,289              135,134
              Accumulated depreciation                        (15,876)            (22,182)              (39,992)
                                                              --------            --------             --------
                                                            $    6,634            $129,107             $ 95,142
                                                              ========            ========             ========

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

5. CORPORATE LOANS PAYABLE

                                                                      December 31,
                                                              1998                   1999          September 30, 2000
                                                             ------                  ----          -------------------

Loan payable to an individual, payable on
demand, noninterest bearing                               $     -                $  24,130             $ 17,785

Loan payable to an individual, due November
12, 2000, bearing interest at 8% per annum                      -                  100,000              100,000

Loan payable to an individual, noninterest
bearing, payable on demand                                      -                    3,000                3,000

Loan payable to an individual, due July 29,
2000 at 10% per annum, currently being
renegotiated                                                    -                   20,000               20,000

Loans payable to an individual, dated February
8, 2000, at 8% per annum, payable on demand                     -                   33,270               55,074

Loans payable to 3 individuals, noninterest
bearing, payable on demand.  During July 2000
$40,000 was converted to 20,000 shares of
common stock                                                    -                   75,000               35,000

Loan from a credit card company, in the original
amount of $201,910, payable in monthly payments
of $17,839.76 from February 1, 2000                             -                        -               59,192

Loan from payroll company, in the original amount
of $46,594, payable in weekly installments of
$1,000 from January 1, 2000                                     -                        -               28,594

Loan payable in the amount of $325,000, due
March 16, 2000, with interest at 8% per annum                   -                  325,000                    -

Loan payable to an individual, payable on March
17, 2000, with interest at 15% per annum                        -                  100,000                    -

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

5. CORPORATE LOANS PAYABLE (Continued)

                                                                      December 31,
                                                              1998                   1999         September 30, 2000
                                                             ------                  ----         -------------------

Loan payable to an individual, noninterest
bearing, paid on March 31, 2000                            $    -               $    4,000       $       -
                                                           --------             -----------       --------------

                                                                -                  684,400              318,645
                                                           --------             -----------       --------------

Less:  Current portion                                          -                  644,400              318,645
                                                           --------             -----------       --------------

Long-term portion                                          $    -                $  40,000             $      -
                                                           ========             ===========       ==============

6. COMMITMENTS AND CONTINGENCIES

Litigation
----------

The Company is subject from time to time to litigation arising from the normal course of business. In management’s opinion, any such contingencies would be covered under its existing insurance policies or would not materially affect the Company’s financial position as contingency reserves have been established.

Lease
---------

The Company entered into leases for its office facilities during May of 1999. The leases expire in July 2001 and require monthly aggregate base rent payments of $7,111 plus utilities and applicable sales tax. As of September 30, 2000, the future minimum lease obligations under the lease agreements are:

            For the Twelve Months Ending                            Amount
            ----------------------------                            ------

               September 30, 2001                                 $69,332

                                                                  $69,332
                                                                  =======

Rent expense for the office lease for the nine months ended September 30, 2000 was $183,856, and for the years ended December 31, 1999 and 1998 was $102,657 and $26,837, respectively. Additional rent expense was incurred during these periods for providing housing for visiting customers and technicians.

The Company has also entered into leasesfor certain equipment under operating lease agreements with terms ranging between two and three years.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

6. COMMITMENTS AND CONTINGENCIES (Continued)

As of September 30, 2000 a schedule of future minimum payments under operating leases is as follows:

             For the Twelve Months
              Ending September 30
             ----------------------

               2001                                   $99,642
               2002                                    74,387
               2003                                    12,382
                                                    ---------

                                                     $186,411
                                                    =========

Employee Stock Option Plan
------------------------------

During October 1999, the Company’s Board of Directors approved a stock option for the Company. The plan was modified and amended during May 2000 with the approval of the Board of Directors and Shareholders. The plan grants accelerated vesting in change of control situation to employees employed by the Company at the time of the change in control. The plan includes a cashless exercise option based on a price as determined by a good faith estimate by the Board of Directors. Terminated employees have 3 months to exercise their options unless terminated for cause.

As referred to in Note 1, the Company has elected to following Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123 (FASB 123), “Accounting for Stock-Based Compensation”, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market value of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information in accordance with FASB 123 is required to present net loss and loss per share as if the Company had accounted for the employee stock options under the fair value method of that statement. FASB 123 also provides that is it is not possible to reasonably estimate the fair value of an option at the grant or measurement date, then the compensation cost shall be based on the current intrinsic value of the award which was determined to be immaterial.

Warrants
------------

The Company has 790,000 warrants authorized and issued. The warrants are 10 year warrants. 690,000 of them have an exercise price of $1.00. The remaining 100,000 have an exercise price of $0.18. The fair value of these warrants were estimated according to FASB 123 at the grant dates using the Black-Scholes option pricing model and were determined to be immaterial.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

7. STOCKHOLDERS' EQUITY

On June 13, 2000, the Company amended and restated their Articles of Incorporation to increase the amount of authorized stock and create two new classes of preferred stock.

Common Stock
----------------

The Company’s authorized common stock consists of 30,000,000 shares with $.01 par value. The holders of common stock have no preemptive rights and the common stock has no redemption, sinking fund or conversion provisions. Each share of common stock is entitled to one vote on any matter submitted to the holders and to equal rights in the assets of the Company upon liquidation. All of the outstanding shares of common stock are fully paid and nonassessable.

During December 1998 the Board of Directors authorized the amendment of the par value of common stock from $1.00 to $.01 therefore increasing the number of shares outstanding from 25,000 to 2,500,000. All references to shares outstanding have been restated and shown retroactively within these financial statements to give effect to the change in par value.

During 1999 the Company issued 1,740,000 shares of its common stock through the sale of its securities and received $1,131,100 in net proceeds.

During the nine months ended September 30, 2000 the Company issued an additional 694,000 shares of common stock for proceeds of $71,240.

During the nine months ended September 30, 2000, the Board of Directors authorized the conversion of $250,000 and $261,048 of common stock capital to Series A Preferred Stock. This resulted in a decrease of 500,000 and 610,048Common Stock Shares respectively and an increase of 628,026 and 738,074, respectively, Series A Preferred Stock.

Preferred Stock
---------------

The Company has authority to issue 5,000,000 shares of preferred stock $.01 par value. To date no preferred shares have been issued or outstanding.

Series A Preferred Stock
----------------------------

The Company has authority to issue 10,000,000 shares $.01 par value of Series A - Preferred Stock. The Series A Preferred Stockholders are entitled to dividends and conversion rights of converting the Series A Preferred Stock to common stock at a predetermined conversion price. The Series A Preferred Stock has voting rights, in which each share of Preferred Stock issued and outstanding as of the record date for such meeting shall have the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares to common stock immediately prior to the record date. The preferred stockholders have the right to elect two directors to the Company’s Board of Directors.

In addition to the June 15, 2000 conversion of 500,000 shares of Common Stock into 628,026 shares of Series A Preferred Stock, the Company also, during the first six months of 2000, issued 2,851,235 shares of Series A Preferred Stock for proceeds of $1,135,000.

VISUALCOM, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED AS TO INFORMATION FOR SEPTEMBER 30, 2000)
(Continued)

8. SUBSEQUENT EVENTS

On August 18, 2000 the Company entered into a letter of intent to complete a business combination transaction with Fusion Networks Holdings, Inc. and Subsidiaries.

The proposed transaction includes the issuance to the Company’s shareholders two million shares of Fusion common stock and 2.5 million warrants in exchange for all of the outstanding shares of Visualcom. Of these shares, one million shares of stock and one million warrants will be held in escrow and subject to release, in whole or in part, upon Visualcom’s satisfaction of the earnout provision requiring Visualcom to generate up to $2.4 million of previously contracted revenue by July 31, 2001. Additional terms of the agreement include the purchase, by current Visualcom shareholders, of $500,000 or more of Fusion common stock, the proceeds of which will be lent to Visualcom to finance their operations until the completion of the business combination transactions. Completion of the transaction is subject to negotiation of definitive documents, approval of the transaction by the Board and shareholders of Visualcom and the board of Fusion Networks, and satisfaction of certain other conditions.

During October 2000 the Board of Directors authorized the conversion of $5,000 of common stock capital to Series A Preferred Stock, resulting in a decrease of 500,000 Common Stock Shares and an increase of 500,000 Series A Preferred Stock. Also, during October 2000 the Company issued 25,000 Common Stock Shares upon the exercise of Stock Options.

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data for Fusion Networks Holdings, Inc. is based on the historical financial statements of Fusion Networks Holdings, Inc. ("Fusion") and Visualcom, Inc. (collectively with its subsidiaries referred to herein as " VISUALCOM") which appear elsewhere in this Form 8K and has been prepared on a pro forma basis to give effect to the Plan of Share Exchange under the purchase method of accounting, as if the transaction had occurred at January 1, 1999 for each operating period presented. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the Plan of Share Exchange occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual and interim financial statements and notes thereto of Fusion and Visualcom, appearing elsewhere herein and incorporated by reference into this Form 8K filing.

The unaudited pro forma consolidated balance sheet as of September 30, 2000 presents the financial position of Fusion as if the Plan of Share Exchange had occurred on that date and was prepared utilizing the unaudited Fusion balance sheet as of September 30, 2000 and the unaudited Visualcom balance sheet as of September 30, 2000. The pro forma consolidated statements of operations data presented assumes the Plan of Share Exchange occurred at the beginning of the periods presented. It should not be assumed that Visualcom and Fusion would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

The Plan of Share Exchange is expected to be accounted for as a purchase. The stockholders of Visualcom will receive up to 2,000,000 shares of common stock along with up to 2,500,000 warrants of Fusion in exchange for all of the outstanding shares of Visualcom. The plan of Share Exchange was approved by both Fusion and Visualcom during August 2000 and the exchange was completed on November 9, 2000.

The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein for Visualcom and set forth for Fusion on Form 10K for December 31, 1999 and Form 10Q for the quarterly period ended September 30, 2000.

                FUSION NETWORKS HOLDINGS' INC. AND SUBSIDIARIES
                           PROFORMA BALANCE SHEET

                                          Fusion
                                         Networks          Visualcom, Inc.
                                      Holdings, Inc.      and Subsidiaries       Proforma       Pro Forma
                                     September 30, 2000   September 30, 2000    Adjustments      Results
                                     ------------------   ------------------    -------------------------------

ASSETS

Cash                                         $ 942,695             $ 54,425            $ -           $ 997,120
Accounts Receivable                             99,109              166,580                            265,689
Notes Receivable                                58,881                                                  58,881
Unbilled revenue                                                     23,847                             23,847
Prepaid taxes                                                        30,083                             30,083
Deferred taxes                                                       80,620                             80,620
Employee and other loans                        64,847                   25                             64,872
Prepaid expenses and other
   current assets                              454,508                       (1)  (269,661)            184,847
                                     ------------------   ------------------    ----------- -------------------
                                             1,620,040              355,580       (269,661)          1,705,959

Investment in affiliate, at cost            25,500,000                    -                         25,500,000
Goodwill, net of amortization                                                (2)  2,197,630          1,648,223
                                                                             (3)   (549,407)
Property, Plant and equipment, net           1,690,674               95,142                          1,785,816
Website costs                                  352,503                    -                            352,503

Other Assets:
   Security deposits                                                  2,420                              2,420
                                     ------------------   ------------------    ----------- -------------------

Total Assets                              $ 29,163,217            $ 453,142     $1,378,562        $ 30,994,921
                                     ==================   ==================    =========== ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------

Current Liabilities:
   Current portion of debt                         $ -            $ 588,306  (1)$ (269,661)          $ 318,645
   Accounts payable and accured expenses       646,672              682,705                          1,329,377
   Deferred revenues                                                215,858                            215,858
   Taxes payable                                                     23,903                             23,903
                                     ------------------   ------------------    ----------- -------------------
Total Current Liabilites                       646,672            1,510,772       (269,661)          1,887,783

Long-Term Debt                               4,000,000                    -                          4,000,000
                                     ------------------   ------------------    ----------- -------------------
                                             4,646,672            1,510,772       (269,661)          5,887,783
                                     ------------------   ------------------                -------------------

Stockholders' Equity:
Preferred Stock, Series A                                            56,116  (6)    (61,116)                  -
                                                                             (5)      5,000
Paid in Capital-Preferred Stock, Series A                         2,144,932  (6) (2,144,932)                  -
Common Stock                                       374               38,240  (6)    (33,490)                384
                                                                             (5)     (5,000)
                                                                             (2)         10
                                                                             (4)        250
Paid-in-Capital-Common Stock                65,063,482              898,052  (6)  (898,052)          65,654,065
                                                                             (2)  2,197,620
                                                                             (6) (1,069,880)
                                                                             (4)     12,250
                                                                             (3)   (549,407)
Paid in Capital-Common Stock Options                                 12,500  (4)    (12,500)                  -
Foreign currency translation                    (4,482)              (1,422) (6)      1,422              (4,482)
Retained deficit                           (40,542,829)          (4,206,048) (6)  4,206,048         (40,542,829)

                                     ------------------   ------------------    ----------- -------------------
                                            24,516,545           (1,057,630)     1,648,223          25,107,138
                                     ------------------   ------------------    ----------- -------------------

                                          $ 29,163,217            $ 453,142     $1,378,562        $ 30,994,921
                                     ==================   ==================    =========== ===================
See Notes to Pro Forma Consolidated Financial Data

                         FUSION NETWORKS HOLDINGS INC. AND SUBSIDIARIES
                          PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                           For the year ended December 31, 1999            For the nine months ended September 30,2000
                                  -----------------------------------------------------------------------------------------------------------
                                 Fusion                                                   Fusion
                                 Networks                        Pro Forma   Pro Forma    Networks                       Proforma    Pro Forma
                                 Holdings, Inc. Visualcom, Inc. Adjustments  Results      Holdings, Inc  Visualcom, Inc. Adjustments  Results
                                 -------------- --------------- ------------ ----------   -------------- --------------- ----------- ---------
Revenues from licensing agreements        -                                       -        106,243                                  106,243
Revenues from operations                          795,848                   795,848                   1,367,811                   1,367,811
                                                                                  -
                                  ----------  ------------              ------------   ------------ ------------   --------- ---------------
Total revenues                            -       795,848                   795,848        106,243    1,367,811           -       1,474,054

Cost and Expenses:
  General and administrative expense 386,742   2,321,517                  2,708,259      4,735,456    2,824,634                   7,560,090
  Product development and enginee  1,038,671      42,822                  1,081,493      3,036,000       73,473                   3,109,473
  Sales and maketing                 164,249     338,402                    502,651      1,305,032      308,322                   1,613,354
  Consulting expenses             19,575,000                             19,575,000
  Merger expenses                    238,350                                238,350
  Depreciation and amortization                     6,333  (3) 313,947      320,280        153,079       18,376  (3)235,460         406,915
                                  ----------  ------------    --------- ------------   ------------ ------------   --------- ---------------
                                  21,403,012    2,709,074      313,947   24,426,033      9,229,567    3,224,805     235,460      12,689,832
                                  ----------  ------------    --------- ------------   ------------ ------------   --------- ---------------

Loss from Operations              (21,403,012) (1,913,226)    (313,947) (23,630,185)    (9,123,324)  (1,856,994)   (235,460)    (11,215,778)

Other Income (Expenses):
   Loss on sale of subsidiary                                                           (1,320,847)           -                  (1,320,847)
   Foreign currency (loss)           (5,528)                                 (5,528)                                                      -
   Miscellaneous income, net         (1,000)       16,066                    15,066         10,707        4,985                      15,692
   Loss on sale of assets                                                                               (12,610)                    (12,610)
   Interest income(expense), net     35,568       (23,315)                   12,253         24,422      (49,751)                    (25,329)
                                  ----------  ------------    --------- ------------   ------------ ------------   --------- ---------------
                                     29,040        (7,249)           -       21,791     (1,285,718)     (57,376)          -      (1,343,094)
                                  ----------  ------------    --------- ------------   ------------ ------------   --------- ---------------

Loss before income taxes          (21,373,972) (1,920,475)    (313,947) (23,608,394)   (10,409,042)  (1,914,370)   (235,460)    (12,558,872)

Provision for income taxes                -         3,535                     3,535              -        2,948                       2,948
                                  ----------  ------------    --------- ------------   ------------ ------------   --------- ---------------

Loss from continued operations    (21,373,972) (1,924,010)    (313,947) (23,611,929)   (10,409,042)  (1,917,318)   (235,460)    (12,561,820)

Loss from discontinued operations                       -                         -     (8,759,818)           -                  (8,759,818)
                                  ----------  ------------    --------- ------------   ------------ ------------   ---------
                                                                                                                                          -
Net loss on common stock          $ (21,373,97$)(1,924,010)   $(313,947)$(23,611,929)  $(19,168,860)$ (1,917,318)  $(235,460) $ (21,321,638)
                                  ==========  ============    ========= ============   ============ ============   ========= ===============

Loss per share:
   Basic loss per share:
      From continued operations     $ (0.65)                                $ (0.69)       $ (0.29)                                 $ (0.34)
      From discontinued operations        -                                       -          (0.25)                                   (0.24)
                                  ----------                            ------------   ------------                          ---------------
                                    $ (0.65)                                $ (0.69)       $ (0.54)                                 $ (0.58)
                                  ==========                            ============   ============                          ===============

Basic and diluted common shares  33,113,333                             34,113,333     35,745,753                               36,745,753
outstanding                       ==========                            ============   ============                          ===============

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL DATA
SEPTEMBER 30, 2000

(1) To eliminate inter-company receivables and payables.

(2) To record the purchase of Visualcom, Inc. and the issuance of 1,000,000 shares of common stock of Fusion Networks Holdings, Inc. in exchange for all of the outstanding shares of Visualcom, Inc. The transaction, accounted for as a purchase, resulted in goodwill of $2,197,630 being recorded. The purchase price and goodwill was determined as follows:

                    Fusion Networks Holdings Stock Issued                       1,000,000(a)
                    Estimated fair value of shares issued                           $1.14(b)
                                                                                ---------
                    Purchase price                                              1,140,000

                    Visualcom, Inc. net book value                             (1,057,630)
                                                                                ---------
                    Goodwill                                                  $ 2,197,630
                                                                                =========

(a) Pursuant to a Plan of Share Exchange, the Company acquired all of the shares of Visualcom in exchange for the issuance of 2 million shares of Fusion's common stock and 2.5 million of their warrants. One million of the shares of common stock and one million warrants issued pursuant to the acquisition of Visualcom were issued in escrow. Release of the escrowed shares and warrants is subject to satisfaction of certain "earn-out" criteria under which Visualcom must generate new contracts with a value of not less than $ 2.4 million over a nine month period. As a result of the acquisition, Visualcom has become a wholly-owned subsidiary of the Company. In accordance with APB 16 "Contingent consideration shall usually be recorded when the contingency is resolved and consideration is issued or becomes issuable. In general, the issue of additional securities or distribution of other consideration at resolution of contingencies based on earnings shall result in an additional element of cost of an acquired enterprise. Consideration that is issued or issuable at the expiration of the contingency period or that is held in escrow pending the outcome of the contingency shall be disclosed but not recorded as a liability or shown as outstanding securities."

(b) The estimated fair value of shares issued was determined using the average closing market price of Fusion's common stock for the 3 days prior and 3 days subsequent to the public announcement of the letter of intent

(3) To record amortization of goodwill over a seven year period.

(4) To record the issuance of common stock upon the exercise of stock options

(5) To record the conversion of 500,000 shares of common stock to 500,000 shares of preferred stock.

(6) To eliminate Visualcom's stockholders' equity to common stock and additional paid in capital.